UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2026

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304

Las Vegas, NV 89101

(Address of Principal Executive Offices)

(775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 2, 2026, Transuite.Org Inc. (the “Company” or “TRSO”) entered into a Letter of Intent (the “LOI”) with Zhongke Haichuang (Fujian) Technology Co., Ltd. (“Zhongke Haichuang”), pursuant to which TRSO proposes to acquire fifty-one percent (51%) of the equity interests of Zhongke Haichuang through the issuance of shares of TRSO common stock (the “Proposed Transaction”). The valuation of Zhongke Haichuang, the number of shares to be issued as consideration and the other material terms of the Proposed Transaction will be determined following completion of TRSO’s due diligence review and will be set forth in definitive agreements.

The LOI reflects the parties’ current intentions with respect to the Proposed Transaction, and completion of the Proposed Transaction remains subject to the negotiation and execution of definitive agreements and the satisfaction of the applicable conditions. The parties currently intend to execute the definitive acquisition documents on or before March 31, 2027.

Target Company and Strategic Rationale

Zhongke Haichuang is a technology company duly organized and validly existing under the laws of the People’s Republic of China, with its registered operating headquarters in the Fuzhou High-Tech Zone. Zhongke Haichuang operates within the Douyin digital-commerce ecosystem as an Independent Software Vendor (ISV) and integrated value-added technology service provider. It has independently developed the “Zhongke Fukelai” full-domain AI SaaS digital platform and owns numerous software copyrights and registered trademarks. Its product portfolio includes merchant management applications, business creator applications, digital-human livestreaming, AI-powered marketing and content tools, merchant mini-programs and other end-to-end digital solutions for physical merchants.

Douyin and TikTok are both short-video products within the ByteDance group, serving the China market and international markets, respectively. As of June 2026, the Douyin app had more than 1 billion monthly active users in China and continued to lead China’s short-video industry. Meanwhile, according to information published by TikTok, its global community includes more than 1 billion users, including approximately 189 million average monthly users in the European Union during the first half of 2026. As Douyin continues to expand beyond short-form video into e-commerce, local services and merchant digitalization, payment capabilities have become an increasingly important component of its digital-commerce infrastructure.

China’s digital payment market is currently dominated by WeChat Pay and Alipay. Douyin Pay operates under a Payment Business License issued by the People’s Bank of China. Leveraging Douyin’s substantial user base, its expanding digital-commerce ecosystem and licensed payment infrastructure, Douyin Pay is expected to continue expanding its presence and market share, with the potential to become one of China’s top three digital payment platforms.

Zhongke Haichuang operates as an integrated value-added service provider within the Douyin Pay ecosystem. It has developed a proprietary technology support system and a nationwide operations and service network, with capabilities including merchant onboarding, system integration, merchant operations and promotional support.

Zhongke Haichuang’s business includes Douyin Pay-related services, Douyin in-store payment, multi-channel aggregated payment collection services and merchant digitalization solutions. It has also developed cross-border payment-related services and fund-settlement solutions for business scenarios including cross-border income conversion for digital nomads, domestic payments for inbound tourists, cross-border e-commerce receipt and foreign-exchange settlement, overseas labor payroll distribution and corporate cross-border fund aggregation.

The Company believes that the Proposed Transaction represents a strategic opportunity to expand TRSO’s AI-driven business services and enterprise digital-solutions portfolio. By combining Zhongke Haichuang’s merchant digitalization platform, local operating network and payment-related technology capabilities with TRSO’s AI-driven business solutions and international market resources, the Company believes it may expand its AI and enterprise digital-services offerings, strengthen its business development capabilities and create opportunities for cross-border commercialization.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the LOI filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 9, 2026, the Board of Directors (the “Board”) appointed Mr. Chunsen Song to serve as a director of the Company and as President, Asia-Pacific Region. Mr. Song has accepted his appointments.

Mr. Song has nearly thirty years of business and management experience, including more than ten years of experience in Internet of Things technology, digital commerce and new energy businesses. He previously served as President, China Region of China Shuta International Holding Group Co., Ltd. (HKEX: 08623) and has founded and managed several technology and commercial enterprises. Mr. Song currently serves as Chairman of Zhongke Haichuang (Fujian) Technology Co., Ltd. and has additional management experience in digital payment services, market development and business operations. His experience includes corporate strategy, resource integration, market expansion and technology commercialization.

The Board believes that Mr. Song’s industry and operating experience will support the Company’s growth strategy and its evaluation of potential integration opportunities. Mr. Song will be responsible for strategic development, business development, market operations, partnerships and resource integration in the Asia-Pacific region.

Except as disclosed herein, there are no arrangements or understandings between Mr. Song and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Song and any director or executive officer of the Company.

Item 7.01 Regulation FD Disclosure

On September 9, 2026, the Company issued a press release announcing the LOI and the Proposed Transaction. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter of Intent, dated September 2, 2026, between Transuite.Org Inc. and Zhongke Haichuang (Fujian) Technology Co., Ltd.
99.1	Press Release dated September 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K, including the furnished press release, contains forward-looking statements regarding the Proposed Transaction, the negotiation and execution of definitive agreements, the expected timing and potential benefits of the Proposed Transaction, and the Company’s Asia-Pacific expansion. Actual results may differ materially due to risks including the completion of due diligence, agreement on valuation and other final terms, receipt of required approvals, satisfaction of closing conditions and other risks described in the Company’s filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update any forward-looking statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUITE.ORG INC.

Date: September 9, 2026	By:	/s/ Mengqing Fan
	Name:	Mengqing Fan
	Title:	Chief Executive Officer

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